Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-187388, 192758, 200358 and 208158) of Model N, Inc. of our report dated November 18, 2016, relating to the financial statements and financial statement schedule of Model N, Inc., which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

November 18, 2016